UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported)

July 20, 2006

Sunset Financial Resources, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Suite 305, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

(904) 425-4099

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2006, Sunset Financial Resources, Inc. (the “Company”) and George O. Deehan entered into a Separation Agreement and General Release, pursuant to which Mr. Deehan has resigned his position as the Company’s Chief Executive Officer and director, effective July 14, 2006. Pursuant to applicable federal law, Mr. Deehan had until July 20, 2006 to revoke this Agreement.

The Company agreed to pay Mr. Deehan a gross amount of $550,000, less applicable taxes and lawful deductions, payable in 12 equal installments. Mr. Deehan was previously granted non-qualified stock options to purchase 5,000 shares of the Company’s common stock, with an exercise price of $9.77 per share. All these options have vested and must be exercised on or before August 13, 2006 or will be forfeited. The Company had also previously made two grants of shares of restricted stock to Mr. Deehan. The first grant for 2,000 shares has fully vested and, pursuant to the terms of the Separation Agreement, the other 5,000 shares will be fully vested as of the date of the Separation Agreement. The Company and Mr. Deehan agreed that neither shall have any further liabilities, rights, duties or obligations to the other party in connection with Mr. Deehan’s employment with the Company, and both the Company and Mr. Deehan released the other from any other claims, subject to certain exceptions.

The above summary is qualified in its entirety by the full text of the Separation Agreement and General Release, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On July 20, 2006, the Company and Alesco Financial Trust (Alesco) announced a revision to the merger agreement to include the addition of a special merger dividend of $0.50 per share to the Company’s stockholders. The special merger dividend will be payable to all the Company’s stockholders of record as of the business day prior to the merger and will be paid 10 days after the merger. In addition to the special merger dividend payment, the Company and Alesco also agreed to extend the measurement date for the potential exchange ratio and tender offer price adjustments based on the remaining principal balance of the Peerless Loan from July 31, 2006 to September 14, 2006.

In conjunction with the merger announcement in April, the Company disclosed its plan to provide a tender offer in which it would purchase for cash up to $25 million of Company common stock from existing Sunset stockholders at $8.74 per share. Under the revised merger agreement, the tender offer price has been adjusted to $8.24, reflecting the $0.50 special dividend amount. The Company’s stockholders tendering their common stock in the tender offer will receive the special merger dividend and the revised tender offer price for an aggregate of $8.74 per share. The tender is still expected to close immediately prior to the closing of the merger.

The above summary is qualified in its entirety by the full text of the amended merger agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As part of the Separation Agreement and General Release between the Company and Mr. Deehan described under Item 1.01 above, the Company and Mr. Deehan have agreed that the Employment Agreement between the Company and Mr. Deehan, and Mr. Deehan’s employment thereunder, terminated effective as of July 14, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 14, 2006 George Deehan, the Company’s Chief Executive Officer and a director resigned from his positions. The Company and Mr. Deehan entered into a Separation Agreement and General Release, as described above under Item 1.01.

Effective July 14, 2006, the Board of Directors of the Company appointed Stacy M. Riffe, the Company’s current Chief Financial Officer, as Chief Executive Officer of the Company. Ms. Riffe has served as the Company’s Chief Financial Officer since September 13, 2005 and will continue in that capacity as well. From 2002 to 2005, Ms. Riffe was the Chief Financial Officer of U.S. Restaurant Properties, Inc., which later merged with CNL Restaurant Properties to form Trustreet Properties, Inc. (NYSE: TSY), a self-advised restaurant real estate investment trust (REIT). From 1998 to 2002, Ms. Riffe held senior-level finance positions at two private companies, The Mail Box and Pinnacle Restaurant Group LLC. From 1996 through 1997, she was the Chief Financial Officer of Casa Ole Restaurants, Inc. (NADA: CASA). Prior to that, she served in several finance capacities, including Controller and Treasurer, over a five-year period at Spaghetti Warehouse, Inc., which operated as a public entity during Ms. Riffe’s tenure. From 1987 to 1991, Ms. Riffe, a Certified Public Accountant, worked in the Dallas audit practice of KPMG Peat Marwick.

Item 8.01 Other Events.

As previously disclosed, on April 27, 2006, the Company entered into an Interim Management Agreement with Cohen Brothers Management, LLC (Cohen Brothers) pursuant to which Cohen Brothers became the external advisor to the Company. The agreement allows the Company to transition its existing assets into assets consistent with the investment strategy of Alesco Financial Trust, which has entered into a merger agreement with the Company.

The Company has committed to sell an additional approximately $441 million of its residential mortgage-backed securities portfolio for settlement during the week of July 24, 2006. After repayment of related reverse repurchase agreements and termination of certain interest rate swaps, the Company will receive net proceeds of approximately $26 million for redeployment into new assets. Following the completion of the sale, the Company will have securities with a market value of approximately $159 million remaining in its residential mortgage portfolio.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Title
2.1	Amended and Restated Agreement and Plan of Merger among Alesco Financial Trust, Jaguar Acquisition Inc. and Sunset Financial Resources, Inc.

10.1	Separation Agreement and General Release between the Company and George O. Deehan, dated July 14, 2006.

99.1	Press Release dated July 20, 2006 relating to amendment of merger agreement.

99.2	Press Release dated July 20, 2006 relating to new CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2006

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Stacy M. Riffe
Stacy M. Riffe
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.1	Amended and Restated Agreement and Plan of Merger among Alesco Financial Trust, Jaguar Acquisition Inc. and Sunset Financial Resources, Inc.

10.1	Separation Agreement and General Release between the Company and George O. Deehan, dated July 14, 2006.

99.1	Press Release dated July 20, 2006 relating to amendment of merger agreement.

99.2	Press Release dated July 20, 2006 relating to new CEO.